UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2020

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

College Business & Technology Park, Cruiserath,

Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Ordinary shares, par value $0.20 per share	MNK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 1.03 under the caption “Restructuring Support Agreement” is incorporated by reference herein.

Item 1.03.	Bankruptcy or Receivership.

Voluntary Petition for Reorganization

On October 12, 2020 (the “Petition Date”), Mallinckrodt plc (“Mallinckrodt” or the “Company”) and certain of its subsidiaries voluntarily initiated proceedings (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The entities that filed the Chapter 11 Cases include the Company, substantially all of the Company’s U.S. subsidiaries, including its specialty generics-focused subsidiaries (collectively, “Specialty Generics”) and specialty brands-related subsidiaries (collectively, “Specialty Brands”), and certain of the Company’s international subsidiaries (together with the Company, Specialty Generics and Specialty Brands, the “Debtors”). The Debtors have filed a motion with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption In re Mallinckrodt plc, Case No. 20-12522 (JTD).

The Company has filed a number of customary motions seeking court authorization to continue to support its business operations during the Chapter 11 Cases, including the continued payment of employee wages and benefits without interruption, payment of critical and foreign vendors, and continuation of customer programs.

Restructuring Support Agreement

On October 11, 2020, the Company and the other Debtors entered into a Restructuring Support Agreement (the “RSA”) with creditors holding approximately 84%, by aggregate principal amount, of the Company’s outstanding guaranteed unsecured senior notes and with a group of governmental plaintiffs in the opioid litigation pending against the Company and certain of its subsidiaries, including 50 state and territory attorneys general and the court-appointed plaintiffs’ executive committee in the opioid multidistrict litigation (collectively, the “Supporting Parties”).

The RSA incorporates the terms agreed to by the parties reflected in the term sheets attached to the RSA, including an agreement by the Supporting Parties to support the following:

•

A proposed resolution of all opioid-related claims against the Company and its subsidiaries. Under the terms of the amended proposed settlement, which would become effective upon Mallinckrodt’s emergence from the Chapter 11 process, subject to court approval and other conditions:

•

Opioid claims would be channeled to one or more trusts, which would receive $1.6 billion in structured payments consisting of (i) a $450 million payment upon the Company’s emergence from Chapter 11; (ii) a $200 million payment upon each of the first and second anniversaries of emergence; and (iii) a $150 million payment upon each of the third through seventh anniversaries of emergence with a one-year prepayment option at a discount for all but the first payment.

•

Opioid claimants would also receive warrants for approximately 19.99% of the Company’s fully diluted outstanding shares, including after giving effect to the exercise of the warrants, exercisable at a strike price reflecting an aggregate equity value of $1.551 billion.

•	Upon commencing the Chapter 11 filing, the Company will comply with an agreed-upon operating injunction with respect to the operation of its opioid business.

•

A proposed resolution with the U.S. Department of Justice and other governmental parties to settle a range of litigation matters and disputes relating to Acthar Gel. The terms of this proposed resolution are further described in Item 8.01 below.

•

The reinstatement of the Existing Credit Agreement, the 2020 First Lien Notes Indenture, the First Lien Notes, the 2019 Second Lien Notes Indenture and the Second Lien Notes (each as defined below). At the end of the court-supervised process, all allowed claims under the Existing Credit Agreement, the 2020 First Lien Notes Indenture, the First Lien Notes, the 2019 Second Lien Notes Indenture and the Second Lien Notes are expected to be reinstated at existing rates and maturities.

•

A restructuring of the Company’s unsecured notes under the Guaranteed Unsecured Notes Indentures (as defined below). At the end of the court-supervised process, holders of allowed claims under the Guaranteed Unsecured Notes Indentures and the Guaranteed Unsecured Notes (as defined below) are expected to receive their pro rata share of $375 million of new secured second lien notes due seven years after emergence and 100% of the ordinary shares of Mallinckrodt, subject to dilution by the warrants described above and certain other equity.

•

A proposed resolution of other remaining claims and treatment of equity holders. At the end of the court-supervised process, trade creditors and holders of allowed general unsecured claims are expected to share in $150 million in cash, and equity holders and holders of the 4.75% Senior Notes due 2023 and the Legacy Debentures are expected to receive no recovery.

The restructuring transactions contemplated by the RSA will be effectuated through a plan of reorganization to be proposed by the Debtors (the “Plan”). Pursuant to the RSA, each of the Debtors and the Supporting Parties has made certain customary commitments to each other in connection with the pursuit of the transactions contemplated by the term sheets attached thereto. The Debtors have agreed to, among other things, use commercially reasonable efforts to make all requisite filings with the Bankruptcy Court; continue to involve and update the Supporting Parties’ representatives in the bankruptcy process; and satisfy certain other covenants. The Supporting Parties have committed to support and vote for the Plan and have agreed to use commercially reasonable efforts to take, or refrain from taking, certain actions in furtherance of such support.

The RSA contains milestones for the progress of the Chapter 11 Cases (the “Milestones”), which include the dates by which the Debtors are required to, among other things, obtain certain orders of the Court and consummate the Debtors’ emergence from bankruptcy. Among other dates set forth in the RSA, the agreement contemplates that the Court shall have entered an order confirming the Plan no later than eleven months after the Petition Date and that the Debtors shall have emerged from bankruptcy no later than fifteen months after the Petition Date.

Each of the parties to the RSA may terminate the agreement (and thereby their support for the Plan) under certain limited circumstances. Any Debtor may terminate the RSA upon, among other circumstances: (i) its board of directors, after consultation with legal counsel, reasonably determining in good faith that performance under the RSA would be inconsistent with its fiduciary duties; and (ii) certain actions by the Bankruptcy Court, including dismissing the Chapter 11 Cases or converting the Chapter 11 Cases into cases under chapter 7 of the Bankruptcy Code.

The Supporting Parties also have specified termination rights, including, among other circumstances, termination rights that arise if any of the Milestones have not been achieved, extended, or waived. The Supporting Parties’ termination rights may be exercised by a requisite threshold of the Supporting Unsecured Noteholders or by the Governmental Plaintiff Ad Hoc Committee (each as defined in the RSA). Termination by one of these creditor groups will result in the termination of the RSA as to the terminating group only, with the RSA remaining in effect with respect to the Debtors and the non-terminating group.

The transactions contemplated by the RSA are subject to approval by the Bankruptcy Court, among other conditions. Accordingly, no assurance can be given that the transactions described therein will be consummated.

The foregoing summary of the RSA is not complete and is qualified in its entirety by reference to the RSA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases above constituted an event of default under a number of instruments and agreements relating to direct financial obligations of certain of the Debtors (the “Debt Instruments”). The material Debt Instruments include:

•

Credit Agreement, dated as of March 19, 2014, among Mallinckrodt, Mallinckrodt International Finance S.A., Mallinckrodt CB LLC, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as Administrative Agent (as modified, amended or supplemented from time to time, the “Existing Credit Agreement”);

•

Indenture, dated as of April 7, 2020, among Mallinckrodt International Finance S.A., Mallinckrodt CB LLC, the guarantors party thereto from time to time, Wilmington Savings Fund Society, FSB, as first lien trustee, and Deutsche Bank AG New York Branch, as first lien collateral agent (as modified, amended or supplemented from time to time, the “2020 First Lien Notes Indenture”) and the 10.000% First Lien Senior Secured Notes due 2025 issued pursuant thereto (the “First Lien Notes”);

•

Indenture, dated as of December 6, 2019, among Mallinckrodt International Finance S.A., Mallinckrodt CB LLC, the guarantors party thereto from time to time and Wilmington Savings Fund Society, FSB, as second lien trustee and second lien collateral agent (as modified, amended or supplemented from time to time, the “2019 Second Lien Notes Indenture”) and the 10.000% Second Lien Senior Secured Notes due 2025 issued pursuant thereto (the “Second Lien Notes”);

•

Indenture, dated as of September 24, 2015, among Mallinckrodt International Finance S.A., Mallinckrodt CB LLC, the guarantors party thereto from time to time and Deutsche Bank Trust Company Americas, as trustee (as modified, amended or supplemented from time to time, the “September 2015 Notes Indenture”) and the 5.625% Senior Notes due 2023 issued pursuant thereto (the “5.625% Senior Notes due 2023”);

•

Indenture, dated as of April 15, 2015, among Mallinckrodt International Finance S.A., Mallinckrodt CB LLC, the guarantors party thereto from time to time and Deutsche Bank Trust Company Americas, as trustee (as modified, amended or supplemented from time to time, the “April 2015 Notes Indenture”) and the 5.50% Senior Notes due 2025 issued pursuant thereto (the “5.50% Senior Notes due 2025”);

•

Indenture, dated as of August 13, 2014, among Mallinckrodt International Finance, S.A., Mallinckrodt CB LLC, the guarantors party thereto from time to time and Deutsche Bank Trust Company Americas, as trustee (as modified, amended or supplemented from time to time, the “2014 Notes Indenture” and, together with the September 2015 Notes Indenture and the April 2015 Notes Indenture, the “Guaranteed Unsecured Notes Indentures”) and the 5.75% Senior Notes due 2022 issued pursuant thereto (the “5.75% Senior Notes due 2022” and, together with the 5.625% Senior Notes due 2023 and the 5.50% Senior Notes due 2025, the “Guaranteed Unsecured Notes”);

•

Indenture, dated as of April 11, 2013, by and among Mallinckrodt International Finance S.A., Mallinckrodt and Deutsche Bank Trust Company Americas, as trustee (as modified, amended or supplemented from time to time, the “2013 Notes Indenture”) and the 4.75% Senior Notes due 2023 issued pursuant thereto (the “4.75% Senior Notes due 2023”); and

•

Indenture, dated as of April 30, 1992, by and among Ludlow LLC (as successor to Tyco Laboratories, Inc.) and Security Pacific National Trust Company (New York), as trustee (as modified, amended or supplemented from time to time, including by that First Supplemental Indenture, dated as of April 30, 1992, and that certain Second Supplemental Indenture, dated as of March 8, 1993, the “Legacy Debentures Indenture”) and the 9.50% Debentures due 2022 and the 8.00% Debentures due 2023 issued pursuant thereto (the “Legacy Debentures”).

Subject to any applicable provisions of the Bankruptcy Code, the instruments and agreements relating to the Debt Instruments described above (other than the 2013 Notes Indenture, the 4.75% Senior Notes due 2023, the Legacy Debentures Indenture and the Legacy Debentures) provide that, as a result of the commencement of the Chapter 11 Cases, the principal amount, together with accrued and unpaid interest thereon, and in the case of the indebtedness outstanding under each of the indentures described above, premium, if any, thereon, shall be immediately due and payable. Any efforts to enforce payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases and the creditors’ rights in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code. The Plan contemplated by the RSA provides for, inter alia, reinstatement of the obligations under the Existing Credit Agreement, the 2020 First Lien Notes Indenture, the First Lien Notes, the 2019 Second Lien Notes Indenture and the Second Lien Notes upon consummation of the Plan.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 12, 2020, the Company was notified by the staff of NYSE Regulation, Inc. (“NYSE Regulation”) that it had determined to commence proceedings to delist the ordinary shares of the Company from the New York Stock Exchange (“NYSE”). NYSE Regulation reached its decision that the Company is no longer suitable for listing pursuant to NYSE Listed Company Manual Section 802.01D after the Company announced that it had commenced the Chapter 11 Cases. Trading in the Company’s ordinary shares was also suspended on October 12, 2020.

The Company does not intend to appeal the determination of NYSE Regulation. Accordingly, it is expected that NYSE will file a Form 25 with the Securities and Exchange Commission, which will remove the Company’s ordinary shares from listing and registration on the NYSE.

Item 7.01.	Regulation FD Disclosure.

In connection with the filing of the Chapter 11 Cases, the Company issued a press release on October 12, 2020, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company is also filing as Exhibit 99.2 to this Current Report on Form 8-K certain presentation materials previously shared with certain creditors of the Company during the course of the discussions leading up to the execution of the RSA.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.	Other Events.

The Company has reached an agreement in principle with the U.S. Department of Justice and other governmental parties to settle a range of litigation matters and disputes relating to Acthar Gel. Under the settlement in principle, which is conditioned upon the Company entering the Chapter 11 restructuring process, the Company has agreed to pay $260 million to the Department of Justice and other parties over seven years and reset Acthar Gel’s Medicaid rebate calculation as of July 1, 2020, such that state Medicaid programs will receive 100% rebates on Acthar Gel Medicaid sales, based on current Acthar Gel pricing. Additionally, upon execution of the settlement, the Company will dismiss its appeal of the CMS Medicaid rebate dispute, currently pending in the Court of Appeals for the D.C. Circuit. In turn, the U.S. Government will drop its demand for nearly $640 million in retroactive Medicaid rebates for Acthar Gel and agree to dismiss a False Claims Act (“FCA”) lawsuit in Boston relating to the Medicaid rebate dispute and an unrelated FCA suit in the Eastern District of Pennsylvania relating to legacy Questcor interactions with an independent charitable foundation.

Mallinckrodt has entered into the agreement in principle to settle with the Department of Justice and other governmental parties solely to move past these litigation matters and disputes and will make no admission of liability or wrongdoing. The Company expects to complete the settlement with the Department of Justice, as well as various states that are party to the Boston FCA litigation, over the next several months, subject to court approval.

A summary of the principal terms of the proposed settlement is included as an exhibit to the RSA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statements Related to Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments the company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the proposed settlement with governmental parties to resolve certain disputes relating to Acthar Gel; the possibility that such settlement will not be consummated and the risks and uncertainties related thereto, including the time and expense of continuing to litigate this dispute and the impact of this dispute on Mallinckrodt’s financial condition and expectations for performance; the impact of the outbreak of the COVID-19 coronavirus; the bankruptcy process, the ability of Mallinckrodt and its subsidiaries to obtain approval from the bankruptcy court with respect to motions or other requests made to the bankruptcy court throughout the course of the Chapter 11 cases and to negotiate, develop, obtain court approval of, confirm and consummate the plan of reorganization contemplated by the restructuring support agreement or any other plan that may be proposed, the effects of the Chapter 11 cases, including increased professional costs, on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; the consummation of the transactions contemplated by the restructuring support agreement, including the ability of the parties to negotiate definitive agreements with respect to the matters covered by the term sheets included in the restructuring support agreement, the occurrence of events that may give rise to a right of any of the parties to terminate the restructuring support agreement and the ability of the parties to receive the required approval by the bankruptcy court and to satisfy the other conditions of the restructuring support agreement; governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the amended non-binding agreement in principle reached by Mallinckrodt in connection with the announcement of its filing of the Chapter 11 petitions regarding the terms and conditions of a global settlement to resolve all current and future opioid-related claims; the suspension of trading of Mallinckrodt’s ordinary shares on, and delisting from, the NYSE and the effects of Chapter 11 on the interests of various constituents; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; potential indemnification liabilities to Covidien pursuant to the separation and distribution agreement; business development activities; retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 27, 2019 and Form 10-Q for the fiscal quarter ended June 26, 2020. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Restructuring Support Agreement, dated October 11, 2020.

99.1	Press Release, dated October 12, 2020.

99.2	Certain Presentation Materials.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC

By:	/s/ Bryan M. Reasons
Bryan M. Reasons
Executive Vice President & Chief Financial Officer

Date: October 13, 2020